UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 8, 2008

FLO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-52851	20-8651669
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

14000 Thunderbolt Place, Building R

Chantilly, Virginia 20151

(Address of principal executive offices)

(703) 889-5432

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this current report on Form 8-K, unless the context otherwise requires, the terms “we,” “us,” “the Company,” and “FLO” refer to FLO Corporation, a Delaware corporation.

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Unisys Asset Purchase Agreement

On May 8, 2008, we amended our asset purchase agreement with Unisys Corporation under which we agreed to purchase certain assets related to Unisys’s rtGO Registered Traveler, or RT, business to provide that $1.0 million of the $5.25 million purchase price will be paid in the form of a promissory note. The note would bear interest at 12% per annum and would be due August 8, 2009. Upon an event of default under the note, we would be required to pay to the holder, in cash on demand, interest at 18% per annum on the outstanding principal balance from the date of such event of default until it is cured. In addition, upon an event of default, the holder would have the right to declare due and payable the entire unpaid principal balance and all accrued and unpaid interest. The amendment does not affect our existing teaming agreements and other agreements with Unisys in connection with our proposals to various airports for the design and implementation of a Registered Traveler program.

Convertible Note Financing

On May 8, 2008, we completed a closing of a private placement to accredited investors of 12% senior convertible notes. The notes we issued in connection with the closing were for an aggregate amount of approximately $5.5 million in principal and are due May 8, 2010. This amount is in addition to approximately $1.6 million in principal amount of notes we issued on April 3, 2008 in an initial closing of the financing, for a total of approximately $7.1 million. In connection with the closing, we also issued warrants to purchase up to approximately 6.8 million shares of our common stock at an exercise price of $0.75 per share and warrants to purchase up to approximately 5.5 million shares of our common stock at an exercise price of $0.60 per share. The warrants are exercisable for a period of five years or, in the case of the $0.60 warrants, the earlier of five years or nine months after the date that a registration statement covering the resale of the underlying shares under the Securities Act of 1933 is declared effective by the SEC.

Interest on the notes is payable quarterly commencing on July 1, 2008. We may pay interest in cash or additional notes, at our discretion. Upon an event of default, we have agreed to pay to the holder, in cash on demand, interest at 15% per annum on the outstanding principal balance from the date of such event of default until it is cured. In addition, upon an event of default, a holder of a note may declare due and payable the entire unpaid principal balance and all accrued and unpaid interest or demand that such amount be converted into shares of common stock at the conversion rate then in effect. The notes contain standard events of default and remedies, including acceleration, as well as a 110% prepayment obligation in the event of certain major transactions. If we fail to comply with a proper conversion demand, we may be required to pay monetary damages to the holder. Under certain limited circumstances, we may be required to prepay the notes in cash at the greater of 125% of principal or (if conversion is unavailable) a market-based conversion value, plus any other amounts due.

Holders may convert their notes into shares of our common stock at any time at the conversion rate then in effect. The notes will automatically convert into shares of our common stock at the conversion rate then in effect on the first date after November 8, 2008 on which the closing price of our common stock has exceeded $3.00 for twenty consecutive trading days. The initial conversion rate is $0.80, subject to customary adjustments for stock splits, dividends, reclassifications, reorganizations, mergers and similar transactions. In general, if we issue additional securities linked to our common stock for a price per share of such common stock below the then applicable conversion rate, the conversion rate will be reduced to such price, except that any such reductions in the conversion rate will be made on a volume weighted-average basis for any such issuances we make after we raise an additional $10 million in an equity or equity-linked financing with a price of at least $0.80 per share. If the 20-day volume weighted-average price per share at which our common stock is traded or quoted on the first anniversary of the date of issuance of the notes is less than the then applicable conversion rate, the conversion rate will be reset to the greater of $0.50 or such weighted-average price.

In connection with the closing, we entered into exchange agreements with certain holders of shares of our Series A preferred stock who purchased notes in an amount at least equal to 30% of the stated value of such holder’s shares of Series A preferred stock. Pursuant to the exchange agreements, we agreed (1) to exchange each such holder’s shares of Series A preferred stock (together with the dividends accrued thereon) for shares of our Series B preferred stock, (2) to issue each such holder warrants to purchase a number of shares of our common stock equal to the whole dollar amount of the stated value of such holder’s shares of Series A preferred stock plus such accrued dividends at an exercise price of $0.60 per share, and (3) to amend each such holder’s Series A-1 warrants and Series A-2 warrants to reduce the exercise prices from $3.00 to $1.50, and from $4.00 to $2.00, respectively. The warrants are exercisable for a period of five years or, in the case of the $0.60 warrants, the earlier of five years or nine months after the date that a registration statement covering the resale of the underlying shares under the Securities Act of 1933 is declared effective by the SEC.

Burnham Hill Partners, a division of Pali Capital Inc., acted as lead placement agent for the financing. Under the terms of our engagement agreement, for services rendered as placement agent, we agreed to pay Burnham Hill Partners and certain other placement agents a cash fee equal to 10% of the gross proceeds that we receive in the financing, to issue to Burnham Hill Partners and certain other placement agents warrants to purchase up to 10% of the number of shares of our common stock initially issuable upon conversion of the notes issued in the financing, at an exercise price of 105% of the initial conversion price of the notes, to issue to Burnham Hill Partners and certain other placement agents warrants to purchase up to 10% of the number of shares of our common stock issuable upon exercise of the warrants issued in the financing, at an exercise price of 105% of the exercise price of such warrants, and to pay Burnham Hill Partners a cash fee equal to 5% of the gross proceeds we receive upon cash exercises of the warrants issued in the financing, in each case excluding funds received from, or securities issued or issuable to, identified purchasers. In connection with the financing, we agreed to issue warrants to purchase up to approximately 2.5 million shares of our common stock to the placement agent.

In connection with the closing, we entered into a registration rights agreement pursuant to which we agreed to file with the SEC, within 45 days of closing, a registration statement covering the resale of the shares of common stock issuable upon exercise of the warrants we issued in the financing.

The foregoing description of the financing and related documents does not purport to be complete and is qualified in its entirety by reference to the complete copies of the form of note, the forms of warrants, the form of amended Series A-1 warrant, the form of amended Series A-2 warrant, the note and warrant purchase agreement, the exchange agreement, the registration rights agreement and the engagement agreement, which are attached hereto as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5, 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

As previously disclosed, we completed an initial closing on April 3, 2008. In connection with the closing on May 8, 2008, we amended the initial conversion rate of the notes issued in the initial closing to $0.80 and made related changes to the $0.75 warrants issued to each purchaser in the initial closing so that the number of shares of common stock issuable upon their exercise is equal to the purchase price paid by the purchaser in that closing divided by 0.80. As a result, approximately 2.0 million shares of common stock are now issuable upon exercise of such warrants.

Agreements with Unisys

On May 8, 2008, as described under Item 2.01, we closed the transactions contemplated by our asset purchase agreement with Unisys Corporation with respect to our acquisition of Unysis’s rtGO assets. In connection with that closing, we issued Unisys the promissory note described above under “Amendment to Unisys Asset Purchase Agreement,” and we entered into an intellectual property license agreement, a services agreement and a subscription renewal fee agreement with Unisys.

Pursuant to the intellectual property license agreement, Unisys retained the right to use certain of the intellectual property we acquired in the rtGO acquisition for purposes outside of a field of use specified in the agreement, and Unisys granted us a license, within the field of use on a word-wide basis, to the intellectual property that we did not acquire in the rtGO acquisition but that was used in or is necessary to the conduct of the rtGO business. The field of use generally includes the U.S. Transportation Security Administration’s Registered Traveler Program that provides secure access and/or expedited security screening for passengers using an RT card or other medium or method, programs that use the RT Central Information Management System operated by the American Association of Airport Executives to process enrollments by passengers to a program directed at facilitating secure access and/or expedited security screening, and any other program that is a natural extension of such programs for which a natural person pays a fee to the service provider to participate in the program, all in the United States.

Pursuant to the services agreement, the parties agreed that we would purchase services from Unisys in the aggregate amount of $3.5 million over a four-year period following the closing of the asset acquisition, $2.0 million of which services are to be purchased within the first two years of such period. The services to be provided by Unisys pursuant to the agreement include services related to the delivery of the assets transferred in the rtGO acquisition as well as ongoing support services with respect to the rtGO assets.

Pursuant to the subscription renewal fee agreement, we agreed to pay Unisys $5.75 for each renewal of a registered traveler’s subscription with us within a field of use similar to that described above in connection with the intellectual property license agreement, during the period from May 8, 2008 until December 31, 2015.

The foregoing description (and that contained below) of the transactions with Unisys and related documents does not purport to be complete and is qualified in its entirety by reference to the complete copies of amendment No. 5 to the asset purchase agreement, the note issued to Unisys, the intellectual property license agreement, the services agreement and the subscription renewal fee agreement, which are attached hereto as Exhibits 10.5, 4.6, 10.6, 10.7 and 10.8, respectively, and are incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On May 8, 2008, we completed our acquisition of certain assets related to the Registered Traveler business of Unisys Corporation, operating under the name “rtGO,” in exchange for $5.25 million. Payment of the purchase price included $4.25 million in cash and a promissory note with a principal amount of $1.0 million. The promissory note bears interest at 12% per annum and is due August 8, 2009. We had previously remitted to Unisys cash deposits in an aggregate amount of $2.2 million, all of which was applied to the purchase price of the assets. The assets we acquired include enrollment and verification kiosks and related equipment, intellectual property, prepaid memberships, the designation and certification of Unisys’s Registered Traveler technology under the Support Anti-terrorism by Fostering Effective Technologies Act of 2002 and certain material contracts used in Unisys’s rtGO Registered Traveler business.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 and Item 2.01 is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The convertible notes, warrants, Series B preferred stock, amended Series A-1 warrants, and amended Series A-2 warrants were each offered and sold to accredited investors in reliance on exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, and in reliance on similar exemptions under applicable state securities laws.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of 12% Senior Convertible Note

4.2	Form of Note Warrant (incorporated by reference to exhibit 4.2 to the current report on Form 8-K filed on April 8, 2008)

4.3	Form of Other Warrant (incorporated by reference to exhibit 4.3 to the current report on Form 8-K filed on April 8, 2008)

4.4	Form of amended Series A-1 Warrant (incorporated by reference to exhibit 4.4 to the current report on Form 8-K filed on April 8, 2008)

4.5	Form of amended Series A-2 Warrant (incorporated by reference to exhibit 4.5 to the current report on Form 8-K filed on April 8, 2008)

4.6	Promissory Note due August 8, 2009 issued to Unisys Corporation

10.1	Form of Note and Warrant Purchase Agreement by and among FLO Corporation and the Purchasers

10.2	Exchange Agreement by and among FLO Corporation and the Holders (incorporated by reference to exhibit 10.2 to the current report on Form 8-K filed on April 8, 2008)

10.3	Registration Rights Agreement by and among FLO Corporation and the Purchasers (incorporated by reference to exhibit 10.3 to the current report on Form 8-K filed on April 8, 2008)

10.4	Engagement Agreement by and between FLO Corporation and Burnham Hill Partners, a division of Pali Capital

10.5	Amendment No. 5 to Asset Purchase Agreement between FLO Corporation and Unisys Corporation

10.6	Intellectual Property License Agreement, dated as of May 8, 2008, between FLO Corporation and Unisys Corporation

10.7	Services Agreement, dated as of May 8, 2008, between FLO Corporation and Unisys Corporation

10.8	Subscription Renewal Fee Agreement, dated as of May 8, 2008, between FLO Corporation and Unisys Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLO Corporation

Dated: May 14, 2008	By:	/s/ Glenn L. Argenbright
Glenn L. Argenbright
President, Chief Executive Officer and Secretary